Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in Registration Statements of Heritage Insurance Holdings, Inc. on Form S-3 (333-277933) and Form S-8 (333-197906 and 333-272474) of our report dated March 13, 2025 with respect to the consolidated financial statements, which appear in Heritage Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission. /s/ Plante & Moran, PLLC Chicago, Illinois March 13, 2025